UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2011

P & F INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

P&F Industries, Inc. (the “Registrant”) and its indirect wholly owned subsidiary, Hy-Tech Machine, Inc. (“Hy-Tech”) entered into a Termination of Promissory Note and Mutual Releases dated October 31, 2011 (the “Termination Agreement”) with Hy-Tech Holdings, Inc. (“Holdings”), Quality Gear Holdings, Inc., HTM Associates and Robert H. Ober, Elizabeth Smail, James J. Browne, Daniel Berg and James Hohman, which became effective on November 1, 2011.  Pursuant to the Termination Agreement, among other things, (i) the Amended and Restated Subordinated Promissory Note, dated October 25, 2010, executed by Hy-Tech in favor of Holdings (the “Hy-Tech Promissory Note”) was terminated, (ii) $550,000 plus approximately $4,000 in accrued interest was paid to Holdings in full satisfaction of the approximately $573,000 in subordinated debt and all accrued interest owing to Holdings under the Hy-Tech Promissory Note, and (iii) the parties to the Termination Agreement exchanged releases. The Hy-Tech Promissory Note was more fully described in the Registrant's Current Report on Form 8-K dated October 25, 2010.

The Termination Agreement was entered into, and the Payment was made, in accordance with the consent of Capital One Leverage Finance Corporation (“Capital One”), in its capacity as agent and lender under the Registrant’s Loan and Security Agreement dated October 25, 2010 and the Subordination and Intercreditor Agreement dated October 25, 2010 between Capital One and Holdings.

Item 1.02.	Termination of a Material Definitive Agreement.

Reference is made to Item 1.01 hereof, which is hereby incorporated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: November 7, 2011
	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr. Vice President, Chief Operating Officer and Chief Financial Officer